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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------

                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                             ---------------------


                                 JULY 10, 1997
               (Date of Report (Date of earliest event reported))

                             ---------------------

                          COMMISSION FILE NO:  0-26432


                              AIRWAYS CORPORATION
            (Exact name of registrant as specified in its charter)

         DELAWARE                                       59-3315474
(State or other Jurisdiction                        (I.R.S. Employer
    of incorporation)                               Identification No.)


                         6280 HAZELTINE NATIONAL DRIVE
                            ORLANDO, FLORIDA  32822
                    (Address of principal executive offices)

                                 (407) 859-1579

              (Registrant's telephone number, including area code)

                                 NOT APPLICABLE
         (Former name or former address, if changed since last report)

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ITEM 5.  Other Events.

         On July 10, 1997, Airways Corporation, a Delaware corporation (the "Company"), announced that it had entered into a Plan of Reorganization and Agreement of Merger with ValuJet, Inc., a Nevada corporation ("ValuJet"), dated July 10, 1997 (the "Merger Agreement"). A copy of the Merger Agreement is attached to this Report as Exhibit 2.1 and is incorporated herein by reference. Under the Merger Agreement, the Company will merge with and into ValuJet, which will change its name to AirTran Holdings, Inc. The Company's stockholders will receive one newly issued share of ValuJet common stock for each share of outstanding common stock of the Company. The merger is intended to qualify as a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986.

         The merger will be subject to various closing conditions, including the satisfaction by both parties of all material covenants, representations and warranties; approval by the stockholders of the Company and ValuJet; antitrust review under the Hart-Scott-Rodino Anti-Trust Improvements Act; the receipt of fairness opinions from the financial advisors to the parties; and FAA and DOT approval. ValuJet will also be required to obtain the approval of the requisite proportion of the holders of its 10-1/4% Senior Notes due 2001. ValuJet will file a registration statement with the Securities and Exchange Commission to register the shares it will issue in the transaction. The registration statement will include the proxy statements of the Company and ValuJet relating to their respective special stockholders' meetings.

         As of the closing date, ValuJet is required to expand its board of directors to seven members, four of whom will be selected by ValuJet and three of whom will be selected by the Company.

         The Merger Agreement is subject to termination by the mutual consent of the boards of directors of the Company and ValuJet. Either party may terminate the Merger Agreement in the event that specified conditions to the merger have not been met prior to November 30, 1997 or if the merger has not become effective by that date. The Company may also terminate the Merger Agreement if it receives a superior acquisition proposal and pays ValuJet a termination fee of $3.0 million. In the event that all of the conditions to the performance of the merger by a party have been satisfied, but the party fails to consummate the merger, such party is required to pay liquidated damages of $5.0 million to the other party. A party may also be required to pay liquidated damages if it fails to comply in all material respects with all material covenants required to be performed prior to the effective date of the merger.




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ITEM 7.  Financial Statements and Exhibits.

     The following are exhibits to this Current Report:

     2.1     Plan of Reorganization and Agreement of Merger between
             ValuJet, Inc. and Airways Corporation, dated as of July 10, 1997.

    99.1     Press release of the Company dated July 10, 1997.










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                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        AIRWAYS CORPORATION


Date:  July 14, 1997
                                        By: /s/ Mark B. Rinder
                                            --------------------------------
                                            Mark B. Rinder
                                            Vice President of Finance and
                                            Chief Financial Officer








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                                 EXHIBIT INDEX

Exhibit
Number   Description
-------  -----------
2.1      Plan of Reorganization and Agreement of Merger between
         ValuJet, Inc. and Airways Corporation, dated as of July 10, 1997.

99.1     Press release of the Company dated July 10, 1997.











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